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                                                                    EXHIBIT 10.3

                          XINHUA FINANCE MEDIA LIMITED

                                       AND

                     [____________________________________]

                                   ----------

                           EXECUTIVE SERVICE AGREEMENT

                                   ----------

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DATE: ___________________,

PARTIES:-

(1) XINHUA FINANCE MEDIA LIMITED, a company incorporated in the Cayman Islands with its registered office at Codan Trust Company (Cayman) Limited, Century Yard, Cricket Square, Hutchins Drive, PO Box 2681 GT, George Town, Grand Cayman, Cayman Islands, British West Indies (the "Company");

and

(2)  [________________________].

(the "Executive").

RECITALS:

The Company has agreed to employ the Executive and the Executive has agreed to serve the Company as [POSITION] on the following terms and conditions.

TERMS AGREED:

1.   DEFINITIONS AND INTERPRETATION

1.1 In this Agreement where the context so admits the following words and expressions shall have the following meanings:

"ASSOCIATED COMPANY"   means in relation to the Company, any subsidiary or
                       holding company of the Company, any subsidiary of such
                       holding company, and any company in which the Company or
                       any such holding company holds or controls directly or
                       indirectly not less than 20% of the issued share capital;

"BOARD" means the board of directors of the Company from time to time;

"US$" means the lawful currency of the United States of America;

"HONG KONG"            means the Hong Kong Special Administrative Region of the
                       People's Republic of China.


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1.2  Terms defined in Section 2 of the Companies Ordinance shall in this
     Agreement have the meanings ascribed to them in that section.

1.3 All references in this Agreement and the Schedule attached hereto to the Company or any Associated Companies shall include their successors in title or assigns.

1.4 References herein to Clauses and the Schedules are references to the clauses and the schedules of this Agreement which shall be deemed to form part of this Agreement. The headings in this Agreement are inserted for convenience of reference only and do not affect the interpretation hereof.

2.   EMPLOYMENT

     The Company shall employ the Executive and the Executive shall serve the Company as [POSITION] on and subject to the terms and conditions specified herein.

3.   COMMENCEMENT

3.1 The Executive agrees that he/she will commence in the employ of the Company on [DATE].

3.2 The first three (3) months of the Executive's employment shall be considered a probationary period and shall be terminable in accordance with Clause 12 below.

4.   DUTIES

4.1 Subject to Clause 6.1 below, the Executive shall be employed in the position of [POSITION] in which capacity he/she shall devote all his/her time, attention and skill to his/her duties hereunder, and shall at all times act in the interests of the Company and its Associated Companies, and shall faithfully and diligently perform such duties and exercise such powers consistent therewith as may from time to time be assigned to or vested in him/her by the Chief Executive Officer ("CEO") of the Company. The Executive agrees to refer all business opportunities falling within the scope of the Company's operations to the CEO of the Company.

4.2 The Company reserves the right to assign to the Executive duties of a different nature either additional to or instead of those referred to in Clause 4.1 above.

4.3 The Executive shall obey the reasonable and lawful orders of the CEO of the Company, given by or with the authority of the Board, and shall comply with all the Company's rules, regulations, policies and procedures from time to time in force, including without limitation the provisions of the Staff Handbook (as amended from time to time).

4.4 The Executive may be required in pursuance of his/her duties to perform services not only for the Company but also for any Associated Company and, without further remuneration (except as otherwise agreed), to accept any such office or position in


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     any Associated Company which is consistent with his/her position with the
     Company, as the CEO of the Company may from time to time reasonably require.

4.5 The Executive will keep the CEO of the Company promptly and fully informed (in writing if so requested) of his/her conduct of the business or affairs of the Company and any Associated Company and provide such explanations as the CEO of the Company may require in connection therewith.

5.   PLACE OF WORK/SECONDMENT

5.1 The Executive's place of work shall be SHANGHAI, CHINA, or any such place as both parties shall from time to time agree mutually. In the performance of his/her duties hereunder, the Executive may be required to travel both throughout and outside Asia.

5.2 The Executive acknowledges and agrees the Company may from time to time transfer or second his/her services to any Associated Company as part of any reorganization or otherwise and either permanently or temporarily.

6.   EXCLUSIVITY OF SERVICE/CONFLICTS

6.1 During the period of the Executive's employment hereunder the Executive shall devote such of his/her time and attention to his/her duties hereunder as is required to fulfill those duties and he/she shall not (without the prior written consent of the CEO of the Company, which consent shall not be unreasonably withheld) directly or indirectly either on his/her own account or on behalf of any other person, company, business entity or other organization:

     6.1.1 (i) engage in, or (ii) be concerned with, or (iii) provide services to, (whether as an employee, officer, director, agent, partner, consultant or otherwise) any other business; or

     6.1.2 accept any other engagement or public office;

     PROVIDED THAT the Executive may hold securities in a company which is quoted on any recognized Stock Exchange or in a private company provided that the CEO of the Company has given his/her written consent (which consent shall not be unreasonably withheld); and

6.2 Subject to any written regulations issued by the Company which are applicable to him/her, neither the Executive nor any member of his/her family, nor any company or business entity in which he/she or they are interested, shall be entitled to receive or obtain directly or indirectly any discount, rebate, commission or other benefit in respect of any business transacted (whether or not by the Executive) by or on behalf of the Company or any Associated Company, and if the Executive, any member of his/her family or any company or business entity in which he/she or they is/are interested, shall directly or indirectly obtain any such discount, rebate, commission or other benefit the Executive shall forthwith account to the Company or the applicable Associated Company for the amount received or value of the benefit so obtained.


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6.3  The Executive confirms that he/she has disclosed fully to the Company all circumstances in respect of which there is, or there might be, a conflict of interest between the Company or any Associated Company, and the Executive or any member of his/her family, and he/she agrees to disclose fully to the Company any such circumstances which may arise during the Employment.

7.   REMUNERATION

     The remuneration of the Executive shall be:

     (a) a monthly salary of US$[___________] (pre-tax) payable in arrears such salary to include any sum receivable as director's fees or other remuneration from any Associated Company. This salary will be reviewed by the Compensation Committee of the Company each year at the time of the annual salary reviews for senior executives without any undertaking by the Company that the Executive's salary shall be automatically increased.

     (b) a discretionary New Year Bonus (pro-rata according to the length of services in a year) subject to such conditions as the Compensation Committee of the Company may in its absolute discretion decide.

     (c) a discretionary bonus of such amounts (if any) at such times and subject to such conditions as the Compensation Committee of the Company may in its absolute discretion decide. The Executive will not be eligible to be considered for such a bonus if he/she has left the employment of the Company or is serving out any notice given to him/her by the Company to terminate his/her employment at the date when the Company's annual bonuses are declared.

8.   OTHER BENEFITS

8.1 In addition to the foregoing remuneration and benefits, the Executive shall also be entitled to the following, subject to determination by the Compensation Committee of the Company as to the appropriate level of cost of each item:

     (a) the provision of medical, dental, and travel insurance under such insurance scheme as the Compensation Committee may decide from time to time at the expense of the Company for the benefit of the Executive, his/her spouse and dependant children under the age of 18;

     (b) participation in any share option scheme which may be adopted by the Company, subject to the terms and conditions of such scheme from time to time in place;

8.2 Details of the scheme(s) referred to in Clauses 8.1(a) and (b) above can be obtained from the HR Department. The Company reserves the right to terminate or substitute


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     other scheme(s) for such scheme(s) or amend the scale of benefits of such scheme(s) including the level of benefits. If any scheme provider (including but not limited to any insurance company) refuses for any reason (whether based on its own interpretation of the terms of the insurance policy or otherwise) to provide any benefits to the Executive, the Company shall not be liable to provide any such benefits itself or any compensation in lieu thereof.

9.   EXPENSES

     The Company shall reimburse the Executive (against receipts or other satisfactory evidence) for all reasonable expenses properly incurred in the course of his/her employment hereunder or in promoting or otherwise in connection with the business of the Company subject to the Company's rules and policies relating to expenses.

10.  DEDUCTIONS

     The Company shall, to the extent permitted by Chapter 57 s.32 of the Employment Ordinance of the Laws of Hong Kong, be entitled to deduct from the Executive's remuneration hereunder any monies due from him/her to the Company or any Associated Company including, but not limited to, any outstanding loans, advances, the cost of repairing any damage to or loss of the Company's property caused by him/her (and of recovering the same) and any other monies owed by him/her to the Company or any Associated Company.

11.  LEAVE

11.1 The Executive shall be entitled to [________] working days' annual leave (in addition to statutory holidays of CHINA) with full pay for completion of each year of service with the Company, which leave shall be taken at such time or times as may be agreed with the CEO.

11.2 Unused annual leave may not be carried forward without the approval of CEO of the Company or such other person assigned by the Company from time to time. Failure to take holiday entitlement in the appropriate holiday year will lead to forfeiture of any accrued holiday not taken without any right to payment in lieu thereof.

12.  TERMINATION

12.1 During the probationary period, the Executive's employment may be terminated by either party on not less than ONE MONTH'S written notice or payment of salary in lieu thereof. Your employment after probation may be terminated by either party by giving the other party [________] month's written notice (the "notice period") or payment in lieu of salary for the notice period in lieu of notice.

12.2 If at any time during the term of his/her employment hereunder the Executive shall:


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     12.2.1 be guilty of fraud or other gross misconduct, or gross incompetence or habitual neglect of duty, or commit any other serious breach of this Agreement; or

     12.2.2 be convicted of any criminal offence involving his/her integrity or honesty; or

     12.2.3 refuse to carry out any reasonable lawful order given to him/her by the CEO in the course of his/her employment or fail diligently to attend to his/her duties hereunder; or

     12.2.4 be guilty of continuing unsatisfactory conduct or poor performance of his/her duties, after having received a written warning from the Company relating to the same; or

     12.2.5 resign as a director of the Company or any Associated Company (without the CEO's written consent); or

     12.2.6 be or become prohibited by law from being a director; or

     12.2.7 directly or indirectly advise or participate or act in concert (within the meaning of the Hong Kong Codes on Take-Overs and Mergers and Share Repurchases) with any person who makes or is considering making any offer for the issued share capital of the Company; or

     12.2.8 be in breach of any of the provisions of the Compensation Share Agreement;

     the Company may terminate the Executive's employment hereunder forthwith without any notice or payment in lieu of notice and upon such termination the Executive shall not be entitled to any payment whatsoever (other than in respect of unpaid salary and unused annual leave actually accrued) or to claim any compensation or damages in respect of such termination.

12.3 Forthwith upon the termination of the employment of the Executive hereunder, and/or at any other time if the Company shall so request, the Executive shall deliver to the Company all documents (including correspondence, lists of customers, notes, memoranda, plans, drawings and other documents of whatsoever nature), models or samples made or compiled by or delivered to the Executive during his/her employment hereunder and concerning the business, finances or affairs of any Associated Company. For the avoidance of doubt it is hereby declared that the property in all such documents as aforesaid shall at all times be vested in the relevant Associated Company.

12.4 The Executive acknowledges that the Company may, during all or any part of any period of notice whether given by the Company or the Executive to terminate the Executive's employment under this Agreement require the Executive not to attend work and/or not to undertake all or any of his/her duties and/or exclude him/her from any premises of the Company, provided that for the avoidance of doubt during such period the Executive shall continue to receive salary and other contractual benefits provided by this Agreement.


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12.5 The Executive agrees that he/she will not at any time after the termination of the Employment represent him/herself as still having any connection with the Company or any Associated Company, save as a former employee for the purpose of communicating with prospective employers or complying with any applicable statutory requirements.

13.  DIRECTORSHIPS

13.1 The Executive shall forthwith resign in writing from all directorships, trusteeships and other offices he/she may hold from time to time with the Company or any Associated Company without compensation for loss of office in the event of:-

     13.1.1 the termination of his/her employment; or

     13.1.2 either the Company or the Executive serving on the other notice of termination of his/her employment.

13.2 In the event of the Executive failing to comply with his/her obligations under Clause 13.1 above, he/she hereby irrevocably and unconditionally authorizes the Company to appoint some person in his/her name and on his/her behalf to sign or execute any documents and/or do all things necessary or requisite to give effect to such resignations as referred to in Clause 13.1 above.

14.  REASONABLENESS OF RESTRICTIONS

     The Executive recognizes that, whilst performing his/her duties for the Company, he/she will have access to and come into contact with trade secrets and confidential information belonging to the Company or to Associated Companies and will obtain personal knowledge of and influence over its or their customers and/or employees. The Executive therefore agrees that the restrictions contained or referred to in Clauses 15 and 16 and Schedule 1 are reasonable and necessary to protect the legitimate business interests of the Company and the Associated Companies both during and after the termination of his/her employment.

15.  CONFIDENTIALITY

15.1 The Executive shall neither during the Employment (except in the proper performance of his/her duties) nor at any time (without limit) after the termination thereof, directly or indirectly

     15.1.1 use for his/her own purposes or those of any other person, company, business entity or other organization whatsoever; or

     15.1.2 disclose to any person, company, business entity or other organization whatsoever; any trade secrets or confidential information relating or belonging to the Company or any Associated Company including but not limited to any such information relating to customers, customer lists or


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          requirements, price lists or pricing structures, sales and marketing information, business plans or dealings, employees or officers, source codes and computer systems, software, financial information and plans, designs, formulae, prototypes, product lines, services, research activities, any document marked 'Confidential' (or with a similar expression), or any information which the Executive has been told is confidential or which he/she might reasonably expect the Company would regard as confidential, or any information which has been given to the Company or any Associated Company in confidence by customers, suppliers or other persons.

15.2 The Executive shall not at any time during the continuance of his/her employment with the Company make any notes or memoranda relating to any matter within the scope of the Company's business, dealings or affairs otherwise than for the benefit of the Company or any Associated Company.

15.3 The obligations contained in Clause 15.1 shall cease to apply to any information or knowledge which may subsequently come into the public domain after the termination of employment other than by way of unauthorized disclosure.

15.4 The Executive shall not make or communicate any statement (whether written or oral) to any representative of the press, television, radio, or other media and shall not write any article for the press or otherwise for publication on any matter relating to the business of the Company or any Associated Company without obtaining the prior written approval of the CEO of the Company. Moreover, the Executive shall give at least seven (7) days' prior notice of any event in which the Executive will be named and which will be publicized or have any impact on the Company.

16.  COPYRIGHT, INVENTIONS AND PATENTS

16.1 The Executive will promptly disclose to the Company and to no one else all copyright works or designs originated, conceived, written or made by him/her alone or with others (except only those works originated, conceived, written or made by him/her wholly outside his/her normal working hours and which are wholly unconnected with his/her employment).

16.2 All records, documents, papers (including copies and summaries thereof) and other copyright protected works made or acquired by him/her in the course of his/her employment shall, together with all the worldwide copyright and design rights in all such works, be and at all times remain the absolute property of the Company.

16.3 The Executive hereby irrevocably and unconditionally waives in favour of the Company all rights granted by the Copyright, Designs and Patents Act 1988 (as amended in connection with his authorship of any copyright works in the course of his employment with the Company, including without limitation any moral rights and any right to claim an additional payment with respect to use or exploitation of those works.


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16.4 The Executives agree that (i) his/her wages are full compensation for his/her services and all present and future uses of copyright works made by him/her in the course of his/her employment; and (ii) the Executive will not make any claims against the company or any Associated Company with respect to those copyright works.

16.5 If, at any time during the Executive's employment under this Agreement, he/she (whether alone or with any other person or persons) shall make any invention which relates either directly or indirectly to the business of the Company or any Associated Company, he/she will promptly disclose to the Company and no-one else full details, including drawings and models, of such invention so that the Company may determine, whether or not it is a Company Invention.

16.6 If the Executive makes any inventions that do not belong to the Company under the Patents Ordinance 1997, he agrees that he will forthwith exclusively license or assign (as determined by the Company) to the Company his rights in relation to such inventions and will deliver to the Company all documents and other materials relating to them. The Company will pay to the Executive such compensation for the license or assignment as the Company will determine in its absolute discretion, subject to the Patents Ordinance.

16.7 The Executive will, at the request and expense of the Company both during and after the termination of his/her employment under this Agreement, do all things necessary or desirable to perfect the rights of the Company under this Clause 16.

17.  POST-TERMINATION OBLIGATIONS

17.1 The Executive agrees that he/she will observe the post-termination obligations set out in Schedule 1.

17.2 The Executive agrees that in the event of receiving from any person, company, business entity or other organization an offer of employment either during the continuance of this Agreement or during the continuance in force of any of the restrictions set out in Schedule 1 annexed hereto, he/she will forthwith provide to such person, company, business entity or other organization making such an offer of employment a full and accurate copy of this Agreement signed by the parties hereto.

18.  COMPANY POLICIES

18.1 The Company is an equal opportunity employer and does not permit discrimination or harassment on the ground of sex, pregnancy, marital or family status or disability. The Company's Equal Opportunities Policy and Harassment Policy are detailed in the Staff Handbook.

18.2 The Company complies with its statutory obligations regarding the personal data of its employees. The Company's Privacy Policy is detailed in the Staff Handbook.

18.3 The Executive agrees to comply with the Company's Internet and Computer Policy. The Company's Internet and Computer Policy are detailed in the Staff Handbook.


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19.  WARRANTY

     The Executive represents and warrants that he/she is not prevented by any agreement, arrangement, contract, understanding, court order or otherwise, which in any way directly or indirectly restricts or prohibits him/her from fully performing the duties of his/her employment hereunder, or any of them, in accordance with the terms and conditions of this Agreement.

20.  NOTICES

20.1 Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by five days' prior written notice specified to the other party):

     To the Company:   Xinhua Finance Media Limited
                       Attention: Ms. Fredy Bush
                       Address: 3905-09 1 Grand Gateway, 1 Hong Qiao Lu,
                                shanghai PRC, 200030
                       Fax number: +86 (21) 6448 4955

     To the Executive:
                       Attention: __________________________
                       Address: ________________________________________________
                                ________________________________________________

20.2 Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address; and (b) if given or made by fax, when dispatched subject to receipt of machine-printed confirmation of error-free dispatch.

20.3 Any notice to be given hereunder may be delivered (a) in the case of the Company by first class post addressed to its Registered Office for the time being and (b) in the case of the Executive, either to him/her personally or by first class post to his/her last known address.

21.  MISCELLANEOUS

21.1 The various provisions and sub-provisions of this Agreement and the Schedule are severable and if any provision or sub-provision is held to be unenforceable by any court of competent jurisdiction then such unenforceability shall not affect the enforceability of the remaining provisions or sub-provisions in this Agreement or the Schedule.

21.2 The benefit of each agreement and obligation of the Executive under Clause 15 and Schedule 1 may be assigned to and enforced by all successors and assigns for the time being of the Company and each Associated Company and such agreements and obligations shall operate and remain binding notwithstanding the termination of this Agreement.


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21.3 This Agreement cancels and is in substitution for all previous letters of engagement, agreements and arrangements (whether oral or in writing) relating to the subject-matter hereof between the Company and the Executive all of which shall be deemed to have been terminated by mutual consent. This Agreement constitutes the entire terms and conditions of the Executive's employment and no waiver or modification thereof shall be valid unless in writing, signed by the parties and only to the extent therein set forth.

21.4 No failure or delay by the Company in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by the Company of any breach by the Executive of any provision in this Agreement shall be deemed to be a waiver of any subsequent breach of that or any other provision in this Agreement.

21.5 This Agreement shall be governed by and construed in accordance with Hong Kong law and the parties hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts.


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SIGNED by the parties on the date first above written.

For and on behalf of
XINHUA FINANCE MEDIA LIMITED


-------------------------------------
Fredy Bush, Chief Executive Officer


in the presence of:


-------------------------------------


SIGNED AND DELIVERED
AS A DEED by


-------------------------------------
[                                   ]
 -----------------------------------


in the presence of:


-------------------------------------

                                   SCHEDULE 1

                          POST-TERMINATION RESTRICTIONS

1.   NON-COMPETITION

     The Executive hereby agrees that he/she shall not (without the written consent of the CEO of the Company) for the Relevant Period within the Prohibited Area and whether on his/her own behalf or in conjunction with or on behalf of any other person, firm, company or other organization, (and whether as an employee, director, principal, agent, consultant or in any other capacity whatsoever,) in competition with the Company, directly or indirectly (i) be employed or engaged in, or (ii) perform services in respect of, or (iii) be otherwise concerned with:-

1.1 the research into, development, manufacture, supply or marketing of any product which is of the same or similar type to any product researched, or developed, or manufactured, or supplied, or marketed by the Company during the 12 months immediately preceding the Termination Date;

1.2 the development or provision of any services (including but not limited to technical and product support, or consultancy or customer services) which are of the same or similar type to any services provided by the Company during the 12 months immediately preceding the Termination Date;

     PROVIDED ALWAYS that the provisions of this paragraph 1 shall apply only in respect of products or services with which the Executive was either personally concerned or for which he/she was responsible whilst employed by the Company during the 12 months immediately preceding the Termination Date.

2.   NON-SOLICITATION OF CUSTOMERS

     The Executive hereby agrees that he/she shall not for the Relevant Period whether on his/her own behalf or in conjunction with or on behalf of any person, company, business entity or other organization (and whether as an employee, director, principal, agent, consultant or in any other capacity whatsoever), directly or indirectly (i) solicit or, (ii) assist in soliciting, or (iii) accept, or (iv) facilitate the acceptance of, or (v) deal with, in competition with the Company, the custom or business of any Customer or Prospective Customer:-

2.1 with whom the Executive has had material contact or dealings on behalf of the Company during the 12 months immediately preceding the Termination Date; or

2.2 for whom the Executive was, in a client management capacity on behalf of the Company, directly responsible during the 12 months immediately preceding the Termination Date.


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3.   NON-SOLICITATION OF EMPLOYEES

     The Executive hereby agrees that he/she will not for the Relevant Period either on his/her own behalf or in conjunction with or on behalf of any other person, company, business entity, or other organization (and whether as an employee, principal, agent, consultant or in any other capacity whatsoever), directly or indirectly:-

3.1 (i) induce, or (ii) solicit, or (iii) entice or (iv) procure, any person who is a Company Employee to leave the Company's or any Associated Company's employment (as applicable) where that person is a Company Employee on the Termination Date;

3.2 be personally involved to a material extent in (i) accepting into employment or (ii) otherwise engaging or using the services of, any person who is a Company Employee on the Termination Date.

4.   INTERFERENCE WITH SUPPLIERS

     The Executive hereby agrees that he/she shall not (i) for the Relevant Period, and (ii) in relation to any contract or arrangement which the Company has with any Supplier for the exclusive supply of goods or services to the Company and/or to its Associated Companies, for the duration of such contract or arrangement, whether on his/her own behalf or in conjunction with or on behalf of any person, company, business entity or other organization, (and whether as an employee, director, agent, principal, consultant or in any other capacity whatsoever), directly or indirectly:

4.1 interfere with the supply of goods or services to the Company from any Supplier;

4.2 induce any Supplier of goods or services to the Company to cease or decline to supply such goods or services in the future.

5.   ASSOCIATED COMPANIES

5.1 The provisions of paragraphs 5.2 and 5.3 below shall only apply in respect of those Associated Companies (i) to whom the Executive gave his/her services, or (ii) for whom he/she was responsible, or (iii) with whom he/she was otherwise concerned, in the 12 months immediately preceding the Termination Date.

5.2 Paragraphs 1, 2, 3, 4 and 6 in this Schedule 1 shall apply as though references to the "Associated Company" were substituted for references to the "Company". The obligations undertaken by the Executive pursuant to this Schedule shall, with respect to each Associated Company, constitute a separate and distinct covenant and the invalidity or unenforceability of any such covenant shall not affect the validity or enforceability of the covenants in favour of the Company or any other Associated Company.

5.3  In relation to each Associated Company referred to in paragraphs 5.1 and
     5.2 above, the Company contracts as trustee and agent for the benefit of each such Associated Company. The Executive agrees that, if required to do so by the Company, he/she will enter into covenants in the same terms as those set out in paragraphs 1, 2, 3, 4 and 6 hereof directly with all or any of such Associated Companies, mutatis mutandis. If the Executive fails, within 7 days of receiving such a request from the Company, to sign


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     the necessary documents to give effect to the foregoing, the Company shall be entitled, and is hereby irrevocably and unconditionally authorised by the Executive, to execute all such documents as are required to give effect to the foregoing, on his/her behalf.

6.   DEFINITIONS

     For the purposes of this Schedule, the following words and expressions shall have the meanings set out below:

6.1 "Associated Company", "Board", and "Company" shall have the meanings set out in the Agreement attached hereto, and shall include their successors in title and assigns (as applicable).

6.2  "Company Employee" means any person who was employed by (i) the Company or
     (ii) any Associated Company, for at least 3 months prior to and on the Termination Date and

     6.2.1 with whom the Executive had material contact or dealings in performing his/her duties of his/her employment; or

     6.2.2 who had material contact with customers or suppliers of the Company in performing his/her duties of employment with the Company or any Associated Company (as applicable); or

     6.2.3 who had access to confidential information during his/her employment with the Company or any Associated Company (as applicable).

6.3 "Customer" shall mean any person, firm, company or other organisation whatsoever to whom the Company has supplied goods or services.

6.4  "Prohibited Area" means:

     6.4.1 Hong Kong Special Administrative Region; and the People's Republic of China

     6.4.2 any other country in the world where, on the Termination Date, the Company develops, sells, supplies, manufactures or researches its products or services or where the Company is intending within 3 months following the Termination Date to develop, sell, supply or manufacture its products or services and in respect of which the Executive has been responsible (whether alone or jointly with others), concerned or active on behalf of the Company during any part of the 12 months immediately preceding the Termination Date.

6.5 "Prospective Customer" shall mean any person, firm, company or other organisation with whom the Company has had any negotiations or material discussions regarding the possible supply of goods or services by the Company.

6.6  The "Relevant Period" shall mean the lesser of:-

     6.6.1 the 12 months immediately following the Termination Date;


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     6.6.2 the period specified in Clause 6.6.1 above less the number of days on which the Executive has been required by the Company (pursuant to Clause 12.5) both not to attend at work and not to perform any duties of employment.

6.7 "Supplier" means any person, company, business entity or other organisation whatsoever who:

     6.7.1 has supplied goods or services to the Company during any part of the 12 months immediately preceding the Termination Date; or

     6.7.2 has agreed prior to the Termination Date to supply goods or services to the Company to commence at any time in the 12 months following the Termination Date; or

     6.7.3 as at the Termination Date, supplies goods or services to the Company under an exclusive contract or arrangement between that Supplier and the Company.

6.8 "Termination Date" shall mean the date upon which the Executive's employment with the Company terminates.


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